MONTEREY HOMES CORPORATION
                            SIGNIFICANT SUBSIDIARIES
                                      1996

                                                              State of
                          Name                              Incorporation
         -----------------------------------                -------------

         Monterey Homes Arizona I, Inc.                       Arizona

         Monterey Homes Construction I, Inc.                  Arizona

         EMIC Finance Corporation                             Arizona